Exhibit 23.1
Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2011 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-172683) and related Prospectus of Fusion-io, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Salt Lake City, Utah
April 18, 2011